UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 24, 2009 (March 18, 2009)

VERINT SYSTEMS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-49790 (Commission File Number)	11-3200514 (IRS Employer Identification No.)

330 South Service Road, Melville, New York (Address of Principal Executive Offices)	11747 (Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On March 19, 2009, the Board of Directors (the “Board”) of Verint Systems Inc. (the “Company”) approved a grant of 5,000 shares of restricted stock to each of its four independent directors, Victor A. DeMarines, Kenneth A. Minihan, Larry Myers, and Howard Safir, for one year of Board service. These shares of restricted stock will vest 100% on May 16, 2010. The grants were made in transactions exempt from the registration requirements of the 1933 Act in reliance on Regulation D promulgated thereunder.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by the Company, on July 2, 2007, May 28, 2008, and March 4, 2009, the Stock Option Committee of the Board (the “Stock Option Committee”) approved the grant of performance-vested restricted stock units to Dan Bodner, the Company’s Chief Executive Officer and a member of the Board and Douglas Robinson, the Company’s Chief Financial Officer.

On March 18, 2009, the Stock Option Committee approved the revenue targets and associated possible vesting levels for the shares eligible for vesting under such awards at the conclusion of the performance period which begins on February 1, 2009 and which ends on January 31, 2010.

Item 5.05  Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 19, 2009, the Board approved an amended and restated Code of Conduct (the “Code”).  The Code applies to all officers, directors and employees of the Company and replaces the Employee Code of Conduct and Ethics.  The prior code was amended and restated to, among other things, reference additional Company polices, include certain hypothetical situations, enhance Company personnel’s understanding of the Company’s standards of ethical business practices and promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities to the Company.  The amended Code (i) expands and clarifies the discussion of certain compliance topics, including, but not limited to: (A) maintenance of a fair and healthy work environment, (B) protection and use of the Company’s intellectual property and other corporate assets and information, (C) avoidance of conflicts of interest and policies regarding gifts and entertainment, (D) financial reporting practices and obligations, (E) treatment of confidential and proprietary information, including customer and personal information, (F) external communications, (G) sales practices, and (H) insider trading restrictions and compliance with other applicable governmental laws, rules and regulations; and (ii) expands and clarifies procedures related to internal reporting of violations of the Code.  The amendments also include technical, administrative or other non-substantive changes to the prior code.

The summary of the amendments to the prior code is qualified in its entirety by reference to the amended Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Code will also be posted on the corporate governance page of the Company's website at www.verint.com.  The Code of Conduct and Ethics for Senior Officers was not amended and remains in effect.  A copy of the Code of Conduct and Ethics for Senior Officers is also posted on the Company’s website. The contents of Verint’s website are not incorporated by reference in this report or made a part hereof for any purpose.

Item 9.01  Financial Statements and Exhibits.

 (d)           Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

14.1	Verint Code of Conduct dated March 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: March 24, 2009

	By:	/s/ Peter Fante
	Name:	Peter Fante
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

14.1	Verint Code of Conduct dated March 2009